As filed with the Securities and Exchange Commission on November 16, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Staffing 360 Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7363	68-0680859
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue
27th Floor
New York, NY 10022
(646) 507-5710

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brendan Flood
Chairman and Chief Executive Officer
Staffing 360 Solutions, Inc.
641 Lexington Avenue, 27th Floor
New York, New York 10022
(646) 507-5710

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

 Rick A. Werner, Esq.
Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, New York 10112
(212) 659-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common stock, $0.00001 par value per share	$10,000,000	$1,212.00
Total	$10,000,000	$1,212.00

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2018

$10,000,000
Common Stock

We are offering up to          shares of our common stock. Our common stock is listed on the Nasdaq Capital Market under the symbol “STAF.” On November 15, 2018, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.76 per share. The actual public offering price per share of common stock will be determined between us and the underwriter at the time of pricing and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

	Per Share	Total
Public offering price(1)	$	$
Underwriting discounts and commissions (2)	$	$
Proceeds, before expenses, to us	$	$

(1)	The public offering price is $ per share of common stock.

(2)	See “Underwriting” for additional information.

The offering is being underwritten on a firm commitment basis. We have granted the underwriter an option for a period of 30 days from the date of this prospectus to purchase up to an additional shares of our common stock at the public offering price less the underwriting discount and commissions. If the underwriter exercises this option in full, the total underwriting discounts and commissions payable by us will be $     , and the total proceeds to us, before expenses, will be $    .

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or delivery of accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The delivery of the shares of common stock to purchasers is expected to be made on or about         , 2018.

The date of this prospectus is          , 2018

We have not, and the underwriter has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. Unless the context requires otherwise, references in this prospectus to “Staffing 360,” “we,” “us” and “our” refer to Staffing 360 Solutions, Inc. together with its wholly owned subsidiaries.

Overview

Business overview

We are a high-growth international staffing company engaged in the acquisition of United States and United Kingdom based staffing companies. Our services principally consist of providing temporary contractors, and, to a much lesser extent, the recruitment of candidates for permanent placement. As part of our consolidation model, we pursue a broad spectrum of staffing companies supporting primarily accounting and finance, information technology, engineering, administration and commercial disciplines. As a rapidly growing public company in the international staffing sector, our high-growth business model is based on finding and acquiring, suitable, mature, profitable, operating, domestic and international staffing companies. Our targeted consolidation model is focused specifically on the accounting and finance, information technology, engineering, administration and light industrial disciplines.  Our typical acquisition model is based on paying consideration in the form of cash, stock, earn-outs and/or promissory notes. In furthering our business model, we are regularly in discussions and negotiations with various suitable, mature acquisition targets. To date, we have completed ten acquisitions since November 2013.

On June 28, 2018, we and Staffing 360 Solutions Limited (formerly known as Longbridge Recruitment 360 Limited), our wholly-owned subsidiary, entered into share purchase agreements (“Share Purchase Agreements”) to acquire all of the share capital of Clement May Limited (“CML”). Consideration for the acquisition of all the shares was (i) an aggregate cash payment of £1,550,000 ($2,047,000), (ii) 15,000 shares of our common stock, (iii) an earn-out payment of up to £500,000, the amount to be calculated pursuant to the Share Purchase Agreement with the principal of each entity that was the majority holder of CML, to be paid on or around December 28, 2018, and (iv) a deferred consideration of £350,000, to be paid on or around June 28, 2019, depending on the satisfaction of certain conditions set forth in that Share Purchase Agreement. To finance the above transaction, we entered into a term loan with HSBC Bank plc.

On August 27, 2018, we and Monroe Staffing Services, LLC (“Monroe Staffing”), our indirect wholly-owned subsidiary, entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Pamela D. Whitaker (“Seller”), pursuant to which the Seller sold 100% of the common shares of Key Resources Inc. (“Key Resources”) to us.  The acquisition of Key Resources allowed to expand our commercial staffing presence in North Carolina with the acquisition. Headquartered in Greensboro, North Carolina, and with four office locations, Key Resources is a leading provider of distribution and supply chain personnel.

Recent Developments

On November 15, 2018 (the “Closing Date”) we entered into a Debt Exchange Agreement (the “Exchange Agreement”) with Jackson Investment Group, LLC (“Jackson”), pursuant to which, among other things, Jackson agreed to exchange $13,000,000 (the “Exchange Amount”) of indebtedness of the Company held by Jackson in exchange for 13,000 shares of a newly created class of preferred stock (the “Debt Exchange”) designated as the Series E Convertible Preferred Stock, par value $0.00001 per share, of the Company (the “Series E Preferred Stock”). In addition, we, as borrower, and certain of our domestic subsidiaries, as guarantors, entered into a Second Omnibus Amendment, Joinder and Reaffirmation Agreement with Jackson, as lender (the “Jackson Omnibus”), which among other things amended that certain Amendment and Restated Note Purchase Agreement, dated as of September 15, 2017, as amended by that certain First Omnibus Amendment and Reaffirmation Agreement, dated as of August 27, 2018, and pursuant to which Jackson amended and restated that certain 12% Senior Secured Promissory Note due September 15, 2020, dated September 15, 2017, in the principal amount of $40,000,000 (the “Original Note”), to reflect the satisfaction and cancellation of principal indebtedness under the Original Note in an amount equal to the $13,000,000 Exchange Amount, and the addition of principal indebtedness in connection with the $312,000 closing fee payable to Jackson, resulting in a new principal amount of $27,312,000 (the “Amended and Restated Note”).

As of the Closing Date, we have over $2.5 million in stockholders’ equity because of the conversion of our indebtedness in an amount equal to the $13,000,000 Exchange Amount into 13,000 shares of Series E Preferred Stock, and as of that date believe we are in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market.

Corporate information

Staffing 360 Solutions, Inc., was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., and its trading symbol to “STAF”, on March 16, 2012. On June 15, 2017, we changed our state of domicile to the State of Delaware. Our principal executive office is located at 641 Lexington Avenue, 27th Floor, New York, New York 10022, and our telephone number is (646) 507-5710. Our website is www.staffing360solutions.com, and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

The Offering

Common stock offered by us	shares.

Option to purchase additional shares	The underwriter has a 30-day option to purchase up to an additional shares of our common stock from us at the public offering price less underwriting discounts and commissions.

Common stock to be outstanding after this offering	shares (or shares of common stock if the underwriter exercises in full its option to purchase additional shares of common stock).

Use of proceeds

We intend to use the net proceeds from this offering to: (i) make principal payments on our existing debt; (ii) fund working capital and other general corporate purposes. See “Use of Proceeds” on page 13.

Risk factors

See “Risk Factors” beginning on page 8 of this prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

NASDAQ Capital Market symbol	STAF

The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 5,003,144 shares of common stock outstanding as of September 29, 2018 and excludes, as of that date:

•	125,400 shares of common stock issuable upon the exercise of stock options;

•	123,515 shares of common stock available for future grants under our long-term incentive plan (“LTIP”);

•	43,239 shares of common stock issuable upon the potential conversion of Series A Preferred Stock;

•	925,935 shares of common stock issuable upon exercise of warrants outstanding prior to this offering,

•	595,272 shares of common stock issuable upon the vesting of unvested restricted stock awards.

RISK FACTORS

Before deciding to invest in our securities, you should consider carefully the following discussion of risks and uncertainties affecting us and our securities, together with other information in this prospectus, the other information and documents incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2017, as well as any updated thereto contained in subsequent filings with the SEC or any free writing prospectus. If any of the events anticipated by these risks and uncertainties occur, our business, financial condition and results of operations could be materially and adversely affected, and the value of our securities could decline. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.

Risks Related to Our Business

We received a deficiency notice from the Nasdaq Capital Market. If we are unable to cure this deficiency and meet the Nasdaq continued listing requirements, we could be delisted from the Nasdaq Capital Market which would negatively impact the trading of our common stock.

On April 3, 2018, we received a letter from the Listing Qualifications Staff (the “Staff”) of Nasdaq notifying us that we were no longer in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2,500,000 (the “Equity Requirement”). In response, we submitted a plan of compliance to the Staff, which was accepted, and we were granted until July 31, 2018 to regain compliance with the Equity Requirement.

On August 15, 2018, the Staff issued a letter to us indicating that, because we had not regained compliance with the Equity Requirement, our common shares would be subject to delisting on August 24, 2018, unless we timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”).  On August 22, 2018, we requested a hearing before the Panel, which request stayed any suspension or delisting action by Nasdaq at least until the hearing process concludes and any extension granted by the Panel expires. An oral hearing was held on October 11, 2018 before the Nasdaq Hearings Panel (the “Panel”).

We presented a plan to the Panel to regain compliance with the Equity Requirement which included a conversion of $13,000,000 of debt held by Jackson Investment Group LLC (“Jackson”) into preferred equity and a potential underwritten equity offering of up to $10 million expected to be completed by January 2019.  On October 23, 2018, the Panel accepted this plan of compliance and granted an extension until November 16, 2018 to regain compliance with the Equity Requirement.  Pursuant to the Panel’s decision, we must complete the conversion of debt to equity on or before November 16, 2018 and demonstrate to the Panel that we can maintain compliance over the coming year. On November 15, 2018, we completed the Debt Exchange with Jackson and have over $2.5 million in stockholders’ equity because of the Debt Exchange. We believe we are in compliance with the Equity Requirement as of the Closing Date, however, if the Panel determines that the conversion is not sufficient in light of our financial projections, the Panel could still take action to delist our shares.

If our common stock is delisted by Nasdaq, our common stock may be eligible for quotation on an over-the-counter quotation system or on the pink sheets. Upon any such delisting, our common stock would become subject to the regulations of the SEC relating to the market for penny stocks. A penny stock is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit the ability of stockholders to sell securities in the secondary market. In such a case, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our common stock, and there can be no assurance that our common stock will be eligible for trading or quotation on any alternative exchanges or markets.

Delisting from Nasdaq could adversely affect our ability to raise additional financing through public or private sales of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our common stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

Our debt level could negatively impact our financial condition, results of operations and business prospects.

As of September 29, 2018, after giving effect for the Debt Exchange, on a pro forma basis, our total gross debt payable amount to approximately $56,966,000. Our level of debt could have significant consequences to our stockholders, including the following:

•

requiring the dedication of a substantial portion of cash flow from operations to make payments on debt, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

•	requiring a substantial portion of our corporate cash reserves to be held as a reserve for debt service, limiting our ability to invest in new growth opportunities;
•	limiting the ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions and general corporate and other activities;
•	limiting the flexibility in planning for, or reacting to, changes in the business and industry in which we operate;
•	increasing our vulnerability to both general and industry-specific adverse economic conditions;
•	putting us at a competitive disadvantage vs. less leveraged competitors; and
•	increasing vulnerability to changes in the prevailing interest rates.

Our ability to make payments of principal and interest, or to refinance our indebtedness, depends on our future performance, which is subject to economic, financial, competitive and other factors. Our business is not currently generating positive cash flow and may not generate cash flow in the future sufficient to service our debt because of factors beyond our control, including but not limited to our ability to expand our operations. If we are unable to generate sufficient cash flows, we may be required to adopt one or more alternatives, such as restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Other than making principal payments on our existing debt pursuant to various agreements with lenders, we have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate and substantial dilution if you purchase securities in this offering.

As of September 29, 2018, our net tangible book value was approximately $(62,524,000), or $(12.50) per share. Since the effective price per share of our common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the assumed public offering price of  $       per share of common stock being sold in this offering (the last reported sale price of our common stock on the Nasdaq Capital Market on            , 2018), and our net tangible book value per share as of September 29, 2018, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $          per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

Future sales of our common stock may cause the prevailing market price of our shares to decrease.

As of September 29, 2018, we had outstanding 5,003,144 shares of common stock. In addition, as of that date we had outstanding warrants to acquire 925,934 shares of common stock, options to acquire 125,400 shares of common stock, shares of convertible preferred stock convertible into an aggregate of 43,239 shares of common stock, 123,515 shares of common stock available for future grants under our LTIP and 595,272 shares of common stock issuable upon the vesting of unvested restricted stock awards. The issuance of shares of common stock upon the exercise of warrants or options or conversion of preferred stock would dilute the percentage ownership interest of all stockholders, might dilute the book value per share of our common stock and would increase the number of our publicly traded shares, which could depress the market price of our common stock. The perceived risk of dilution as a result of the significant number of outstanding warrants, options and shares of convertible preferred stock may cause our common stockholders to be more inclined to sell their shares, which would contribute to a downward movement in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our common stock price could encourage investors to engage in short sales of our common stock, which could further contribute to price declines in our common stock. The fact that our stockholders, warrant holders and option holders can sell substantial amounts of our common stock in the public market, whether or not sales have occurred or are occurring, could make it more difficult for us to raise additional funds through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate, or at all.

Even if this offering is successful, we may need to raise additional capital in the future to continue operations, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We have had recurring losses from operations, negative operating cash flow and an accumulated deficit. We must raise additional funds in order to continue operating our business.  If additional capital is not available to us when needed or on acceptable terms, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely. As of September 29, 2018, we had cash and cash equivalents of  $2,824,000 and currently anticipate that our existing resources, together with the expected net proceeds from this offering, will be sufficient to fund our planned operations through the foreseeable future; however, we cannot provide assurances that our plans will not change or that changed circumstances will not result in the depletion of our capital resources more rapidly than we currently anticipate.  As such, in order for us to pursue our business objectives, we may need to raise additional capital, which additional capital may not be available on reasonable terms or at all. Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.  The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

If we are unable to secure additional funds when needed or on acceptable terms, we may be required to defer, reduce or eliminate significant planned expenditures, restructure, curtail or eliminate some or all of our operations, dispose of technology or assets, pursue an acquisition of our company by a third party at a price that may result in a loss on investment for our stockholders, file for bankruptcy or cease operations altogether. Any of these events could have a material adverse effect on our business, financial condition and results of operations. Moreover, if we are unable to obtain additional funds on a timely basis, there will be substantial doubt about our ability to continue as a going concern and increased risk of insolvency and up to a total loss of investment by our stockholders.

The market price of our common stock is subject to fluctuation and has been and may continue to be volatile, which could result in substantial losses for investors.

The market price of our common stock has been and is likely to continue to be highly volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

•	actual or anticipated fluctuations in our quarterly or annual operating results;
•	changes in financial or operational estimates or projections;
•	conditions in markets generally;
•	changes in the economic performance or market valuations of companies similar to ours; and
•	general economic or political conditions in the United States or elsewhere.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also significantly affect the market prices of our common stock.

We do not intend to pay dividends on our common stock. Consequently, your ability to achieve a return on your investment will depend on the appreciation in the price of our common stock.

We have never declared or paid any cash dividend on our common stock. We currently anticipate that we will retain future earnings, if any, for the development, operation, and expansion of our business, and we do not anticipate declaring or paying any cash dividends on our common stock for the foreseeable future. Any return to holders of our common stock would therefore be limited to the appreciation of their stock.

We are limited in our ability to pay dividends by certain of our existing agreements, including our credit facility with MidCap Financial Services LLC and our secured note agreement with Jackson, each of which restrict the payment of certain cash dividends without prior written consent. In addition, so long as any shares of Series A Preferred Stock are outstanding, as they are at this time, we are not able to declare, pay or set apart for payment any dividend on any shares of common stock, unless at the time of such dividend we have paid all accrued and unpaid dividends on the outstanding shares of Series A Preferred Stock.  Therefore, we cannot be certain if we will pay any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus, as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $        (or approximately $        if the underwriter’s option to purchase additional securities is exercised in full) from the sale of the securities offered by us in this offering, based on the assumed public offering price of  $        per share of common stock (the last reported sale price of our common stock on the Nasdaq Capital Market on        , 2018), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

A $0.10 increase (decrease) in the assumed combined public offering price of  $       per share would increase (decrease) the expected net proceeds to us from this offering by approximately $        , assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Similarly, a one million share increase (decrease) in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us by approximately $       , assuming the assumed public offering price of  $       per share remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to: (i) make principal payments on our existing debt, and (ii) fund working capital and other general corporate purposes. The existing debt we expect to make principal payments on is the senior term loan made by Jackson, pursuant to that amended and restated note purchase agreement, dated September 15, 2017, in the original principal amount of $40,000,000, which was subsequently increased by $8,428,000 in August 2018 to the aggregate principal amount of $48,428,000 as of September 30, 2018, and due to mature on September 15, 2020, with an interest rate of 12% per annum.

In the event we raise substantially less than the maximum proceeds, we will expend the proceeds in the order set forth above.

Except as noted above, we have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

INFORMATION REGARDING THE MARKET IN OUR COMMON STOCK

Our common stock is listed on the Nasdaq Capital Market under the symbol “STAF.” On November 15, 2018, the closing price for our common stock as reported on the Nasdaq Capital Market was $1.76 per share. The following table sets forth the ranges of high and low sales prices per share of our common stock as reported on the Nasdaq Capital Market for the period indicated. Such quotations represent inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.

As of November 15, 2018, there were approximately 615 holders of record of our common stock, which excludes stockholders whose shares were held in nominee or street name by brokers. The actual number of common stockholders is greater than the number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

DILUTION

Our historical net tangible book value as of September 29, 2018 was approximately $(62,524,000), or $(12.50) per share of common stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of shares of common stock outstanding as of September 29, 2018.

After giving effect to the sale of       shares of our common stock at the assumed public offering price of  $       per share (the last reported sale price of our common stock on the Nasdaq Capital Market on          , 2018), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 29, 2018 would have been approximately $        , or $        per share of common stock. This represents an immediate increase in as adjusted net tangible book value of  $         per share to our existing stockholders, and an immediate dilution of  $       per share to new investors purchasing our common stock in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis:

Assumed combined public offering price per share			$
Historical net tangible book value per share as of September 29, 2018		$(12.50)
Pro forma increase in net tangible book value per share attributable to investors in this offering	$
As adjusted net tangible book value per share after this offering			$
Dilution per share to investors participating in this offering			$

A $0.10 increase in the assumed public offering price of  $      per share would increase our as adjusted net tangible book value after this offering by $      , or $        per share, and the dilution per share to investors purchasing common stock in this offering would be approximately $        per share, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a $0.10 decrease in the assumed public offering price of  $       per share would decrease our as adjusted net tangible book value after this offering by $       , or $       per share, and the dilution per share to investors purchasing common stock in this offering would be $       per share, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of shares of common stock we are offering from the assumed number of shares of common stock set forth above. An increase of 1,000,000 shares of common stock in the number of shares of common stock offered by us from the assumed number of shares of common stock set forth on the cover page of this prospectus would increase our as adjusted net tangible book value after this offering by $      , or $       per share, and the dilution per share to investors purchasing securities in this offering would be approximately $       per share, assuming that the assumed public offering price remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a decrease of 1,000,000 shares of common stock in the number of shares of common stock offered by us from the assumed number of shares of common stock set forth on the cover page of this prospectus would decrease our as adjusted net tangible book value after this offering by $      , or $       per share, and the dilution per share to investors purchasing common stock in this offering would be approximately $        , assuming that the assumed public offering price remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at pricing. The discussion and table above assume no exercise of the underwriter’s option to purchase up to an additional        shares of common stock.

If the underwriter exercises in full its option to purchase up to        additional shares of common stock at the assumed public offering price of  $       per share (the last reported sale price of our common stock on the Nasdaq

Capital Market on        , 2018) less underwriting discounts and commissions, the as adjusted net tangible book value after this offering would be $      , or $       per share, representing an increase in net tangible book value of  $       per share to existing stockholders and immediate dilution in net tangible book value of  $        per share to investors purchasing our securities in this offering at the assumed public offering price.

The foregoing discussion and table does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the public offering price per share in this offering.

The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 5,003,144 shares of common stock outstanding as of September 29, 2018 and excludes, as of that date:

•	125,400 shares of common stock issuable upon the exercise of stock options;

•	123,515 shares of common stock available for future grants under our LTIP;

•	43,238 shares of common stock issuable upon the potential conversion of Series A Preferred Stock;

•	925,935 shares of common stock issuable upon exercise of warrants outstanding prior to this offering,

•	595,272 shares of common stock issuable upon the vesting of unvested restricted stock awards.

To the extent that options or warrants outstanding as of September 29, 2018 have been or may be exercised or other shares issued, investors purchasing common stock in this offering may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES

We are offering        shares of our common stock.

As of the date of this prospectus, our amended and restated certificate of incorporation authorizes us to issue 40,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

The following description of our capital stock, certain provisions of our certificate of incorporation and bylaws, and certain provisions of Delaware law are summaries. The following description is not complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and by the relevant provisions of the Delaware General Corporation Law.

Common Stock

As of September 29, 2018, there were 5,000,144 shares of our common stock outstanding. The holders of our common stock are entitled to the following rights:

Voting

Our common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.  As of November 15, 2018, there were 1,663,008 shares of our Series A Preferred Stock outstanding and 13,000 shares of our Series E Preferred Stock outstanding.

Series A Preferred Stock

The Series A Preferred Stock has a stated value of $1.00 per share. Shares of the Series A Preferred Stock are convertible into shares of common stock at the holder’s election at any time prior to December 31, 2018, at a conversion rate of one and three tenths (1.3) shares of common stock for every 50 shares of Series A Preferred Stock that the holder elects to convert. Except as otherwise required by law, the Series A Preferred Stock shall have no voting rights.

In the event of our liquidation, dissolution or winding up, the holders of the Series A Preferred Stock shall be entitled to receive out of our assets legally available for distribution, prior to and in preference to distributions to the holders of our common stock or classes and series of our securities which by their terms do not rank senior to the Series A Preferred Stock, and either in preference to or pari passu with the holders of any other series of preferred stock that may be issued in the future that is expressly made senior or pari passu, as the case may be, an amount equal to the stated value of the Series A Preferred Stock less any dividends previously paid out on the Series A Preferred Stock.

The holders will be entitled to receive cash dividends at the rate of 12% of the stated value per annum, payable monthly in cash, prior to and in preference to any declaration or payment of any dividend on the common stock. So long as any shares of Series A Preferred Stock are outstanding, we shall not declare, pay or set apart for payment any dividend on any shares of common stock, unless at the time of such dividend we shall have paid all accrued and unpaid dividends on the outstanding shares of Series A Preferred Stock.

Up until the December 31, 2018, holders may convert their shares into common stock at their election. On December 31, 2018, we shall redeem all of the shares of Series A Preferred Stock of each holder, for cash or for shares of common stock in our sole discretion. If the redemption price is paid in shares of common stock, the holders shall initially receive one and three tenths (1.3) shares of common stock for each $50.00 of the redemption price. If the redemption price is paid in cash, the redemption price paid to each holder shall be equal to the stated value for each share of Series A Preferred Stock, multiplied by the number of shares of Series A Preferred Stock held by such holder, less the aggregate amount of dividends paid to such holder through December 31, 2018.

Our board of directors may authorize the issuance of additional preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

Series E Preferred Stock

The Series E Preferred Stock ranks senior to our common stock and any other series or classes of preferred stock now or after issued or outstanding with respect to dividend rights and rights on liquidation, winding up and dissolution. Each share of Series E Preferred Stock is initially convertible into 561 shares of our common stock at any time after October 31, 2020 or the occurrence of a Preferred Default (as defined in the Certificate of Designation for the Series E Preferred Stock). A holder of Series E Preferred Stock is not required to pay any additional consideration in exchange for conversion of such Series E Preferred Stock into our common stock. Series E Preferred Stock is redeemable by us at any time at a price per share equal to the stated value ($1,000 per share) plus all accrued and unpaid dividends thereon.

In the event of our liquidation, dissolution or winding up, the holders of the Series E Preferred Stock are entitled to receive out of our assets legally available for distribution, prior to and in preference to distributions to the holders of our common stock or classes and series of our securities which by their terms do not rank senior to the Series E Preferred Stock, and either in preference to or pari passu with the holders of any other series of preferred stock that may be issued in the future that is expressly made senior or pari passu, as the case may be, an amount equal to the stated value of the Series E Preferred Stock plus any accrued but unpaid dividends.

The Series E Preferred Stock carries quarterly dividend rights of (a) cash dividends accruing (i) at an annual rate per share equal to 12% from the date of issuance and (ii) 17% after the occurrence of a Preferred Default, and (b) a dividend payable in shares of Series E-1 Convertible Preferred Stock. The shares of Series E-1 Preferred Stock have all the same terms, preferences and characteristics as the Series E Preferred Stock (including, without limitation, the right to receive cash dividends), except (i) Series E-1 Convertible Preferred Stock are mandatorily redeemable by us within thirty (30) days after written demand received from any holder at any time after the earlier of the occurrence of a Preferred Default or November 15, 2020, for a cash payment equal to the Liquidation Value (as defined in the Certificate of Designation for the Series E Preferred Stock) plus any accrued and unpaid dividends thereon, (ii) each share of Series E-1 Preferred Stock is initially convertible into 602 shares of our common stock, and (iii) Series E-1 Convertible Preferred Stock may be cancelled and extinguished by us if all shares of Series E Preferred Stock are redeemed by us on or prior to October 31, 2020.

Outstanding Warrants

As of September 29, 2018, warrants to purchase an aggregate of 925,934 shares of our common stock with a weighted average exercise price of $3.34 per share were outstanding.

Anti-Takeover Effects of Provisions of Our Articles of Incorporation, Our Bylaws and Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

•

permit our board of directors to issue up to 20,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;
•

except for directors, if any, elected by the holders of any series of preferred stock as provided for or fixed pursuant to any other provision, provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by our board of directors; and
•	provide for a classified board of directors.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “STAF.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Described below are transactions occurring since January 1, 2015 and any currently proposed transactions to which we were a party and in which:

•	the amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets at December 31, 2017 and 2016; and

•	a director, executive officer, holder of more than 5% of our outstanding capital stock, or any member of such person’s immediate family had or will have a direct or indirect material interest,

excluding compensation arrangements and “Related Party Transactions” which are described in our definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2018, which is incorporated by reference in this prospectus.

On August 27, 2018, we entered into an amended agreement with Jackson, pursuant to which the note purchase agreement dated as of September 15, 2017, was amended and Jackson made a new senior debt investment of approximately $8,428,000 to us in exchange for a senior secured note in the principal amount of approximately $8,428,000. Terms of the additional investment are the same as the Original Note. From the proceeds of the additional investment, we paid a closing fee of $280,000 to Jackson and issued 192,000 shares of our common stock as a closing commitment fee to Jackson. In connection with the additional investment, we entered into Amendment No. 1 to Amended and Restated Warrant Agreement (“Warrant Amendment”) with Jackson.  The Warrant Amendment amended that certain Amended and Restated Warrant Agreement with Jackson, dated as of April 25, 2018 (the “Warrant”), to reduce the exercise price of the Warrant from $5.00 per share to $3.50 per share. The incremental fair value of repricing the Warrant to $3.50 per share is $135,000 and was recognized as deferred financing costs to be amortized over the term of the loan.

On November 15, 2018, we entered into the Debt Exchange Agreement with Jackson pursuant to which we exchanged $13,000,000 of indebtedness owed by us to Jackson for 13,000 shares of Series E Preferred Stock. In addition, pursuant to the Jackson Omnibus, Jackson amended and restated the Original Note to reflect the satisfaction and cancellation of principal indebtedness under the Original Note in an amount equal to the $13,000,000 Exchange Amount, and the addition of principal indebtedness in connection with the $312,000 closing fee payable to Jackson, resulting in a new principal amount of $27,312,000. In addition, we paid a closing fee of $312,000 to Jackson and issued 300,000 shares of our common stock as a closing commitment fee to Jackson. In connection with the Debt Exchange, we entered into Amendment No. 2 to Amended and Restated Warrant Agreement (“Warrant Amendment No. 2”) with Jackson.

Warrant Amendment No. 2 amended the Warrant to (i) reduce the exercise price of the Warrant from $3.50 per share to $1.66 per share and (ii) extend the expiration date of the Warrant from the fifth anniversary of the effective date of the Warrant to the seventh anniversary of the effective date of the Warrant. Based upon a preliminary internal valuation performed by management, the incremental fair value of the Warrant from repricing to $1.66 per share and extending the expiration date by two years, is approximately $510,000 and will be recognized as a cost of the Series E Preferred Stock transaction during the fourth quarter of 2018.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated as of the date of this prospectus, the underwriter named below, for whom                          is acting as representative, have severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name of Underwriter	Number of Shares of Common Stock

Total

The underwriter is committed to purchase all the shares of common stock offered by us, other than those covered by the option to purchase additional shares described below, if they purchase any shares of common stock. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus, permits the underwriter to purchase a maximum of                  additional shares (15% of the shares of common stock sold in this offering) from us to cover over-allotments, if any. If the underwriter exercises all or part of this option, they will purchase                  shares of common stock covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $             and the total net proceeds, before expenses, to us will be $            .

Discounts and Commissions

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before estimated offering expenses payable by us, to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

Total
	Per Share of Common Stock	Without Over-allotment Option	With Over-allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

The estimated offering expenses payable by us, exclusive of underwriting discounts and commissions, are approximately $            .

The underwriter proposes to offer the shares of common stock offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriter may offer some of the shares to other securities dealers at such price less a concession of $             per share. If all of the shares of common stock offered by us are not sold at the public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

We have agreed to pay the underwriter’s expenses relating to the offering, including (1) all fees incurred in clearing this offering with FINRA; (2) the costs of all mailing and printing of the underwriting documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the underwriter may reasonably deem necessary; (3) all fees and expenses and disbursements relating to the registration or qualification of the shares of common stock sold in the offering (including the over-allotment shares) under the “blue sky” securities laws of such states and other jurisdictions; (4) the fees and expenses of the underwriter’s legal counsel and (5) the underwriter’s actual accountable “road show” expenses for the offering. The maximum amount of fees, costs and expenses incurred by the underwriter (inclusive of legal fees, disbursements and costs) that we shall be responsible for may not exceed $            .

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and expense reimbursement, will be approximately $            .

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our officers and directors will agree, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without the prior written consent of the representative, for a period of 90 days from the effective date of this registration statement. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our ordinary shares for 90 days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers, employees and consultants under our existing plans. The underwriter may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriter or selling group members, if any, participating in this offering and the underwriter participating in this offering may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares and warrants to the underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•

Over-allotment transactions involve sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriter sells more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market and, if commenced, may be discontinued at any time.

Other Relationships

Except as disclosed in this prospectus, we have no present arrangements with the underwriter for any further services.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York. Certain matters will be passed upon for the underwriter by            ,                .

EXPERTS

RBSM LLP, an independent registered public accounting firm, has audited our consolidated financial statements for the transition period ended December 31, 2016 and for the fiscal year ended May 31, 2016 included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2017, as set forth in their report, which is incorporated by reference in this prospectus.

BDO USA, LLP an independent registered public accounting firm, has audited our consolidated financial statements for the fiscal year ended December 30, 2017 included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2017, as set forth in their report, which is incorporated by reference in this prospectus.  Our consolidated financial statements are incorporated by reference in reliance on the reports of BDO USA, LLP and RBSM LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.staffing360solutions.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37575).

This prospectus incorporates by reference the following reports and statements filed by us with the SEC:

•	•Our Annual Report on Form 10-K for the year ended December 30, 2017, filed with the SEC on March 29, 2018;

•	Our Quarterly Reports on Form 10-Q, filed with the SEC on May 14, 2018, August 14, 2018 and November 13, 2018;
•	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 28, 2015 together with any amendments thereto; and

•

•Our Current Reports on Form 8-K, filed with the SEC on January 3, 2018, January 22, 2018, February 13, 2018, March 14, 2018, March 27, 2018 (excluding information furnished pursuant to Item 2.02), March 29, 2018 (two reports), April 9, 2018, April 23, 2018 (excluding information furnished pursuant to Item 2.02), May 10, 2018 (excluding information furnished pursuant to Item 2.02), May 14, 2018 (excluding information furnished pursuant to Item 2.02), June 1, 2018, July 5, 2018, August 13, 2018,August 17, 2018, August 22, 2018, August 28, 2018 (as amended by Amendment No. 1 on Form 8-K/A, filed on November 2, 2018) and November 15, 2018.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You should direct any written requests for documents to Staffing 360 Solutions, Inc., Attn: Chief Financial Officer, 641 Lexington Ave., 27th Floor, New York, New York 10022. You may also telephone us at (646) 507-5710.

You may also access the documents incorporated by reference in this prospectus through our website at www.staffing360solutions.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part

$10,000,000

Common Stock

PROSPECTUS

                      , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by the Registrant in connection with the sale of the securities being registered under this registration statement. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee and the FINRA filing fee.

Amount
SEC registration fee		$1,212.00
FINRA filing fee	$	*
Blue-sky qualification fees and expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Transfer agent and registrar fees and expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*To be filed by amendment.

Item 14.   Indemnification of Directors and Officers.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the fullest extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

We have purchased and currently intend to maintain insurance on behalf of each and any person who is or was our director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 17 herein.

Item 15.   Recent Sales of Unregistered Securities

Set forth below is information regarding securities issued us within the past three years that were not registered under the Securities Act of 1933, as amended, or the Securities Act. Also included is the consideration, if any, received by the Registrant, for such securities and options and information relating to the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

On November 4, 2015, we issued (i) unsecured promissory notes in the aggregate principal amount of £500,000, with an interest rate of 6% per year and a term of six (6) months an aggregate of 8,000 shares of our common stock to the majority owners of the issued and outstanding equity interests of JM Group Limited in connection with our entry into a purchase agreement with such owners. Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

On June 20, 2016 and September 12, 2016, we issued 7,660 shares of common stock, with an aggregate value of $66,000 to Acorn Management Partners, LLC in return for consulting services. The shares were issued in reliance upon an exemption pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

During the period January 1, 2017 through December 31, 2017, we issued 1,500 shares of common stock, with an aggregate value of $5,500, to Wayne Miiller PLLC in return for advisory services provided to our board of directors, and 3,000 shares of common stock with an aggregate value of at $14,100, to Greenridge Global for investor relations advisory services.  The shares were issued in reliance upon an exemption pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 3, 2017, we issued 120,000 shares of common stock to Hillair Capital Investments L.P. (“Hillair”), in connection with an amendment agreement with Hillair, pursuant to which we refinanced an aggregate amount of $2,688,000 of indebtedness and extended all amortization payments for the two 8% convertible notes each dated July 8, 2015, and February 8, 2016 to October 1, 2018. The shares were issued in reliance upon an exemption pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 25, 2017, we issued (i) a 6% Subordinated Secured Note in the aggregate principal amount of approximately $7,400,000, (ii) one warrant to purchase up to 630,000 shares of our common stock and (iii) 330,000 shares of our common stock to Jackson in connection with our entry into a financing transaction pursuant to a Note and Warrant Purchase Agreement with Jackson.  Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

On April 5, 2017, we issued 133,581 shares of our common stock to Jackson as a commitment fee in connection with our entry into an Omnibus Amendment and Reaffirmation Agreement with Jackson.  Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

On August 2,2017, we issued 32,000 shares of our common stock to Jackson as a commitment fee in connection with our entry into a Second Omnibus Amendment and Reaffirmation Agreement with Jackson. Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

On September 15, 2017, we issued 100,000 shares of our common stock to the holders (the “CBS Butler Shareholders”) of share capital of CBS Butler Holdings Limited (“CBS Butler”) and the holders of outstanding options of CBS Butler (the “CBS Option Holders”) as a portion of the purchase price for all of their shares and options of CBS Butler.  Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

On September 15, 2017, we issued 450,000 shares of our common stock to Jackson as a closing commitment fee in connection with our entry into an Amended and Restated Note Purchase Agreement with Jackson.  Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

On June 28, 2018, we issued 15,000 shares of our common stock to the individual principal (the “Principal”) of an entity that is the majority holder (the “CML Majority Holder”) of the share capital of Clement May Limited (“CML”) as portion of the purchase price for the acquisition of all the shares in the CML Majority Holder held by the Principal.  Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

On August 27, 2018, we issued to Jackson 192,000 shares of our common stock as a closing commitment fee in connection with the entry into a First Omnibus Amendment, Joinder and Reaffirmation Agreement with Jackson.  Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

On November 15, 2018, we issued to Jackson (i) 300,000 shares of our common stock as a closing commitment fee in connection with the entry into the Jackson Omnibus with Jackson and (ii) 13,000 shares of Series E Preferred Stock to Jackson in connection with our entry into the Debt Exchange Agreement with Jackson. Such issuances were undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

During the period December 31, 2017 through September 29, 2018, we issued 19,383 shares of common stock, with an aggregate value of approximately $55,000 to Greenridge Global LLC, SP Padda and J Charles Assets in return for investor relations advisory services and construction of leasehold improvements.  The shares were issued in reliance upon an exemption pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 16.   Exhibits and financial statement schedules.

(a) Exhibits.

See the Exhibit Index immediately preceding the signature page to this registration statement, which is incorporated by reference herein.

(b) Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.   Undertakings.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
2.1	Agreement and Plan of Merger, by and between Staffing 360 Solutions, Inc., a Delaware corporation, and Staffing 360 Solutions, Inc., a Nevada corporation (1)
2.2	Asset Purchase Agreement, dated September 15, 2017, by and among Staffing 360 Georgia, LLC, FirstPro Inc., Firstpro Georgia LLC, April F. Nagel and Philip Nagel (2)
3.1	Amended and Restated Certificate of Incorporation (4)
3.2	Amended and Restated Bylaws (5)
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (6)
3.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock (7)
3.5	Certificate of Designations, Preferences and Rights of Series B Preferred Stock (8)
3.6	Certificate of Designations, Preferences and Rights of Series C Preferred Stock (9)
3.7	Amendment to Certificate of Designation After Issuance of Class or Series increasing the number of authorized Series C Preferred Stock (10)
3.8	Certificate of Designations, Preferences and Rights of Series D Preferred Stock (11)
3.9	Certificate of Designations, Preferences and Rights of Series E-1 Preferred Stock (12)
3.10	Certificate of Designations, Preferences and Rights of Series E-2 Preferred Stock (13)
3.11	Certificate of Correction for the Series D Preferred Stock, dated January 25, 2017 (14)
3.12	Certificate of Withdrawal of Series E-1 Preferred Stock (15)
3.13	Certificate of Withdrawal of Series E-2 Preferred Stock (16)
3.14	Certificate of Withdrawal of Series D Preferred Stock (17)
3.15	Certificate of Designation of Series E Convertible Preferred Stock (126)
3.16	Certificate of Correction to the Certificate of Designation of Series E Convertible Preferred Stock (127)
4.1	Form of Promissory Note (18)
4.2	Form of Warrant (19)
4.3	Form of Subscription Agreement (20)
4.4	Form of Warrant (21)
4.5	Form of Series A Bond (22)
4.6	Form of Warrant (23)
4.7	Revolving Loan Note issued pursuant to PRS Credit Agreement (24)
4.8	Registration Rights Agreement (25)
4.9	Debenture issued pursuant to Securities Purchase Agreement (26)
4.10	A Warrant issued pursuant to Securities Purchase Agreement (27)
4.11	B Warrant issued pursuant to Securities Purchase Agreement (28)
4.12	Three Year Note issued pursuant to Equity Purchase Agreement (29)
4.13	Two Year Note issued pursuant to Equity Purchase Agreement (30)
4.14	Form of Six Month Promissory Note (31)
4.15	Offer to Exchange Common Stock for Certain Outstanding Warrants (32)
4.16	Subordinated Secured Note issued to Jackson Investment Group LLC (33)
4.17	Warrant issued to Jackson Investment Group LLC (34)
4.18	April Note, dated April 5, 2017, issued to Jackson Investment Group LLC (35)
4.19	10% Subordinated Secured Note, dated August 2, 2017, issued to Jackson Investment Group, LLC (36)
5.1**	Opinion of Haynes and Boone, LLP
10.1	Assignment of Employment Agreement by and between TRIG Capital Partners, LLC and the Company, dated February 21, 2012 (37)
10.2	Form of Note Purchase Agreement (38)
10.3	Acquisition Agreement by and among IDC Technologies, Inc., Prateek Gattani and the Company, dated February 11, 2013 (39)
10.4	Employment Agreement with Alfonso J. Cervantes dated February 15, 2013 (40)
10.5	Letter Agreement by and among the Company and Chord Advisors, LLC dated February 15, 2013 (41)
10.6	Advisory Agreement by and among the Company and Grandview Capital Partners, Inc. dated February 16, 2013 (42)

10.7	Corporate Services Agreement by and between Pylon Management, Inc. and the Company dated February 14, 2013 (43)
10.8	Advisory Agreement by and between the Company and Joshua Capital, LLC dated February 15, 2013 (44)
10.9	Form of Subscription Agreement (45)
10.10	Stock Purchase Agreement by and among the Company, The Revolution Group, Ltd. and the stockholders of The Revolution Group, Ltd. dated March 21, 2013 (46)
10.11	Employment Agreement between the Company and Mark Aiello dated March 21, 2013 (47)
10.12	Stock Purchase Agreement by and among the Company, NewCSI, Inc. and the stockholders of NewCSI, Inc. dated August 14, 2013 (48)
10.13	Share Purchase Agreement, dated October 30, 2013, by and among Staffing 360 Solutions, Inc. and the stockholders of Initio International Holdings Limited (49)
10.14	Amendment No. 1 to the Share Purchase Agreement, dated December 10, 2013, by and among Staffing 360 Solutions, Inc. and the stockholders of Initio International Holdings Limited (50)
10.15	Form of Promissory Note (51)
10.16	Form of Deed of Warranties (52)
10.17	Disclosure Letter (53)
10.18	Form of Deed of Restrictive Covenant by and between Brendan Flood and the Company (54)
10.19	Form of Deed of Restrictive Covenant by and between Matthew Briand and the Company (55)
10.20	Amendment No. 1 to Employment Agreement, dated December 31, 2013, by and among Staffing 360 Solutions, Inc. and Alfonso J. Cervantes (56)
10.21	Employment Agreement, dated December 31, 2013, by and among Staffing 360 Solutions, Inc. and Allan Hartley (57)
10.22	Employment Agreement, dated January 3, 2014, by and among Monroe Staffing Services, LLC and Matthew Briand (58)
10.23	Employment Agreement, dated January 3, 2014, by and among Staffing 360 Solutions Limited (f/k/a Initio International Holdings Limited) and Brendan Flood (59)
10.24	Asset Purchase Agreement, by and among Staffing 360 Solutions (UK) Limited, Poolia UK Ltd. and Poolia UK (60)
10.25	Stock Purchase Agreement, by and among Linda Moraski, PeopleSERVE, Inc., PeopleSERVE PRS, Inc. and the Company, dated May 17, 2014 (61)
10.26	Form of Promissory Note (62)
10.27	Form of Employment Agreement with PS (63)
10.28	Form of Employment Agreement with PRS (64)
10.29	Form of Noncompetition Agreement (65)
10.30	Amended and Restated Credit and Security Agreement, by and among Monroe Staffing Services, LLC, PeopleSERVE, Inc., and Wells Fargo Bank, National Association, dated July 25, 2014. (66)
10.31	Employment Agreement, dated July 29, 2014, by and between the Jeff R. Mitchell and the Company (67)
10.32	2014 Equity Compensation Plan (68)
10.33	Form of Series A Bond Purchase Agreement (69)
10.34	Share Purchase Agreement, dated February 27, 2015, between the Company, Cyber 360, Inc. and Mark P. Aiello, Michael A. Consolazio and Heather D. Haughey (70)
10.35

Credit and Security Agreement, dated April 8, 2015, by and among PeopleSERVE, Inc. and Monroe Staffing Services, LLC, as borrowers, the Company, as a credit party, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be (71)

10.36	Credit and Security Agreement, dated April 8, 2015, by and among PeopleSERVE PRS, Inc., as borrower, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be (72)
10.37	Securities Purchase Agreement, dated July 8, 2015, by and among the Company, Hillair Capital Investments L.P, and each purchaser identified on the signature pages thereto (73)
10.38	Security Agreement, dated July 8, 2015, by and among the Company, certain U.S. subsidiaries of the Company, and each purchaser identified on the signature pages thereto (74)
10.39	Equity Purchase Agreement, dated July 8, 2015, by and among the Company, Lighthouse Placement Services, LLC, and Alison Fogel and David Fogel (75)
10.40	Employment Agreement, dated July 8, 2015, by and between Alison Fogel and Lighthouse Placement Services, LLC (76)

10.41	Employment Agreement, dated July 8, 2015, by and between David Fogel and Lighthouse Placement Services, LLC (77)
10.42	Non-Competition and Non-Solicitation Agreement, dated July 8, 2015, by Alison and David Fogel for the benefit of the Company and Lighthouse Placement Services, LLC (78)
10.43

Amendment No. 2 to the Credit and Security Agreement, effective August 31, 2015, by and among PeopleSERVE, Inc., Monroe Staffing Services, LLC, Faro Recruitment America, Inc. and Lighthouse Placement Services, LLC as borrowers, the Company, as a credit party, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be (79)

10.44

Amendment No. 1 to the Credit and Security Agreement, effective August 31, 2015, by and among PeopleSERVE PRS, Inc. as borrower, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be (80)

10.45	2015 Omnibus Incentive Plan (81)
10.46	Form of Amendment No. 1 to 12% Series B Convertible Bond (82)
10.47	Form of Amendment No. 1A to 12% Series B Convertible Bond (83)
10.48	Form of Amendment No. 1B to 12% Series B Convertible Bond (84)
10.49	Purchase Agreement, dated November 4, 2015, by and among Longbridge Recruitment 360 Limited, Staffing 360 Solutions, Inc. and the Sellers named therein (85)
10.50	Form of Purchase Agreement by and among Longbridge Recruitment 360 Limited, Staffing 360 Solutions, Inc. and Minority Stockholder (86)
10.51	Securities Purchase Agreement dated April 3, 2016 (87)
10.52	Placement Agency Agreement dated April 1, 2016, between the Company and Joseph Gunnar & Co., LLC (88)
10.53	Securities Purchase Agreement dated June 24, 2016, by and between the Company and the Purchasers of the Series D Preferred Stock (89)
10.54	Placement Agency Agreement dated June 23, 2016, between the Company and Source Capital Group, Inc. (90)
10.55	Letter Agreement, dated October 3, 2016, between the Company and Hillair Capital Investments L.P. (91)
10.56	Amended Letter Agreement, dated October 14, 2016, between the Company and Hillair Capital Investments L.P., and described in the Company’s Form 8-K/A filed on October 20, 2016 (92)
10.57	Amendment Agreement, dated January 3, 2017, between the Company and Hillair Capital Investments L.P. (93)
10.58	2016 Omnibus Incentive Plan (94)
10.59	2016 Long Term Incentive Plan (95)
10.60	Note and Warrant Purchase Agreement, dated January 25, 2017, by and among the Company, Jackson Investment Group LLC and the Subsidiary Guarantors (96)
10.61	Warrant Agreement, dated January 25, 2017, by and among the Company and Jackson Investment Group LLC (97)
10.62	Security Agreement, dated January 25, 2017, by and among the Company, Jackson Investment Group LLC and the U.S. Subsidiary Guarantors (98)
10.63	Pledge Agreement, dated January 25, 2017 by and the Company, Jackson Investment Group LLC and the U.S. Subsidiary Guarantors (99)
10.64	Subordination Agreement, dated January 25, 2017, by and among Midcap Funding X Trust, Jackson Investment Group LLC, the Company and the U.S. Subsidiary Guarantors (100)
10.65	Amended Warrant Agreement, dated March 14, 2017, between the Company and Jackson Investment Group LLC (101)
10.66	Amended Purchase Agreement, dated April 5, 2017, by and among the Company, Jackson Investment Group LLC and certain subsidiaries of the Company (102)
10.67	Second Amendment, dated April 5, 2017, by and among the Company and Jackson Investment Group LLC (103)
10.68	Amended Subordination Agreement, dated April 5, 2017, by and among Midcap Funding X Trust, Jackson Investment Group LLC, the Company and certain subsidiaries of the Company (104)
10.69	Amended SPA, dated April 5, 2017, by and among the Company and the holder of the Series D Shares (105)
10.70	Employment Agreement with David Faiman dated February 5, 2016 (106)

10.72	Second Amended Purchase Agreement, dated August 2, 2017, by and among the Company, Jackson Investment Group, LLC and certain subsidiaries of the Company (107)
10.73	Second Amended Subordination Agreement, dated August 2, 2017, by and among Midcap Funding X Trust, Jackson Investment Group, LLC, the Company and certain subsidiaries of the Company (108)
10.74

Amended and Restated Note Purchase Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., certain subsidiaries of Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC (109)

10.75

Intercreditor Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., certain subsidiaries of Staffing 360 Solutions, Inc., MidCap Funding X Trust and Jackson Investment Group, LLC (110)

10.76

Share Purchase Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., Longbridge Recruitment 360 Limited and the holders of outstanding shares of CBS Butler Holdings Limited (111)

10.77

Amendment No.8 to the Credit and Security Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., certain subsidiaries of Staffing 360 Solutions, Inc. and MidCap Funding X Trust (112)

10.78	Agreement for Purchase of Debt, dated February 8, 2018, between CBS Butler Limited and HSBC Invoice Finance (UK) Limited (113)
10.79	Agreement for Purchase of Debt, dated February 8, 2018, between The JM Group (IT Recruitment) Limited and HSBC Invoice Finance (UK) Limited (114)
10.80	Agreement for Purchase of Debt, dated February 8, 2018, between Longbridge Recruitment 360 Ltd and HSBC Invoice Finance (UK) Limited (115)
10.81	Share Purchase Agreement, dated June 28, 2018, by and among Longbridge Recruitment 360 Limited, Staffing 360 Solutions, Inc., and Richard Ward (117)
10.82	Agreement for Purchase of Debt, dated June 28, 2018, between HSBC Invoice Finance (UK) Limited, and Clement May Limited (118)
10.83	Term Loan letter agreement, dated June 26, 2018, between HSBC Bank plc, and Staffing 360 Solutions Limited (119)
10.84

Share Purchase Agreement, dated August 27, 2018, by and among Monroe Staffing Services, LLC, Staffing 360 Solutions, Inc. and Pamela D. Whitaker (previously filed as Exhibit 10.1 to the Company’s Form 8-K/A filed with the SEC on November 2, 2018). (3)

10.85	Amendment No. 1 to Amended and Restated Warrant Agreement, dated August 27, 2018, between the Company and Jackson Investment Group, LLC (120)
10.86

Amendment No.10 and Joinder Agreement to Credit and Security Agreement and Limited Consent, dated August 27, 2018, by and among the Company, certain subsidiaries of the Company and MidCap Funding X Trust (121)

10.87	First Omnibus Amendment, Joinder and Reaffirmation Agreement, dated August 27, 2018, by and among the Company, certain subsidiaries of the Company, and Jackson Investment Group, LLC (122)
10.88	12% Senior Secured Note, due September 15, 2020, issued on August 27, 2018, to Jackson Investment Group, LLC (123)
10.89	First Amendment to Intercreditor Agreement, dated August 27, 2018, by and among Jackson Investment Group, LLC, the Company, certain subsidiaries of the Company, and MidCap Funding X Trust. (124)
10.90	Fifth Amended and Restated Revolving Loan Note, by and among certain subsidiaries of the Company and MidCap Funding X Trust (125)
10.91	Debt Exchange Agreement, dated November 15, 2018, by and between the Company and Jackson Investment Group LLC (128)
10.92	Second Omnibus Amendment, Joinder and Reaffirmation Agreement, dated November 15, 2018, by and among the Company, certain subsidiaries of the Company, and Jackson Investment Group, LLC*
10.93	Amended and Restated 12% Senior Secured Note, due September 15, 2020, issued on November 15, 2018, to Jackson Investment Group, LLC*
10.94	Amendment No. 2 to Amended and Restated Warrant Agreement, dated November 15, 2018, between the Company and Jackson Investment Group, LLC*
16.1	Letter from RBSM LLP, dated December 18, 2017, addressed to the Securities and Exchange Commission (116)
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Independent Registered Public Accounting Firm
23.3**	Consent of Haynes and Boone, LLP

24.1*	Power of Attorney (included on signature page)

*Filed herewith

**To be filed by amendment.

#Furnished herewith. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request

(1)	Previously filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the SEC on June 15, 2017.
(2)	Previously filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the SEC on September 19, 2017.
(3)	Previously filed as Exhibit 10.1 to the Company’s Form 8-K/A, filed with the SEC on November 2, 2018.
(4)	Previously filed as Exhibit 3.3 to the Company’s Form 8-K, filed with the SEC on June 15, 2017.
(5)	Previously filed as Exhibit 3.4 to the Company’s Form 8-K, filed with the SEC on June 15, 2017.
(6)	Previously filed as Exhibit 3.1 to the Company’s Form 8-K, filed with the SEC on January 3, 2018.
(7)	Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 4, 2015.
(8)	Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 31, 2015.
(9)	Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 7, 2016.
(10)	Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 22, 2016.
(11)	Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 27, 2016.
(12)	Previously filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on January 13, 2017.
(13)	Previously filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on January 13, 2017.
(14)	Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2017.
(15)	Previously filed as Exhibit 3.13 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 16, 2017.
(16)	Previously filed as Exhibit 3.14 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 16, 2017.
(17)	Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 11, 2017.
(18)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 7, 2013.
(19)	Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 24, 2013.
(20)	Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2014.
(21)	Previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2014.
(22)	Previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 4, 2014.
(23)	Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 9, 2015.
(24)	Previously filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K, filed with the SEC on April 9, 2015.
(25)	Previously filed as Exhibit 4.6 to the Company’s Current Report on Form 8-K, filed with the SEC on April 9, 2015.
(26)	Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015.
(27)	Previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015.
(28)	Previously filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015.
(29)	Previously filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015.
(30)	Previously filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015.
(31)	Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 10, 2015.

(32)	Previously filed as Exhibit (A)(1)(A) to the Company’s Form SC TO-1, filed with the SEC on March 29, 2016.
(33)	Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017.
(34)	Previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017.
(35)	Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017.
(36)	Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2017.
(37)	Previously filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K, filed with the SEC on September 13, 2012.
(38)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 7, 2013.
(39)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2013.
(40)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 20, 2013.
(41)	Previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on February 20, 2013.
(42)	Previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on February 20, 2013.
(43)	Previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on February 20, 2013.
(44)	Previously filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the SEC on February 20, 2013.
(45)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 24, 2013.
(46)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 2, 2013.
(47)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 2, 2013.
(48)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 19, 2013.
(49)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2014.
(50)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2014.
(51)	Previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2014.
(52)	Previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2014.
(53)	Previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2014.
(54)	Previously filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2014.
(55)	Previously filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2014.
(56)	Previously filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2014.
(57)	Previously filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2014.
(58)	Previously filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2014.
(59)	Previously filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2014.

(60)	Previously filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K, filed with the SEC on September 15, 2014.
(61)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 20, 2014.
(62)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 20, 2014.
(63)	Previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on May 20, 2014.
(64)	Previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on May 20, 2014.
(65)	Previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on May 20, 2014.
(66)	Previously filed as Exhibit 10.32 to the Company’s Annual Report on Form 10-K, filed with the SEC on September 15, 2014.
(67)	Previously filed as Exhibit 10.33 to the Company’s Annual Report on Form 10-K, filed with the SEC on September 15, 2014.
(68)	Previously filed as Exhibit 10.35 to the Company’s Annual Report on Form 10-K, filed with the SEC on September 15, 2014.
(69)	Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 4, 2014.
(70)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 5, 2015.
(71)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 9, 2015.
(72)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 9, 2015.
(73)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015.
(74)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015.
(75)	Previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015.
(76)	Previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015.
(77)	Previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015.
(78)	Previously filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015.
(79)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 4, 2015.
(80)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 4, 2015.
(81)	Previously filed as Exhibit 4.1 to the Company’s Form S-8, filed with the SEC on October 2, 2015.
(82)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2015.
(83)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2015.
(84)	Previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2015.
(85)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 10, 2015.
(86)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 10, 2015.
(87)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 7, 2016.

(88)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 7, 2016.
(89)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 27, 2016.
(90)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 27, 2016.
(91)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 7, 2016.
(92)	Previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on January 13, 2017, and described in the Company’s Form 8-K/A filed on October 20, 2016.
(93)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 5, 2017.
(94)

Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2017 (through an incorporation by reference from Appendix D to the Company’s Definitive Proxy Statement on Schedule 14A, filed on December 21, 2016).

(95)

Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2017 (through an incorporation by reference from Appendix E to the Company’s Definitive Proxy Statement on Schedule 14A, filed on December 21, 2016).

(96)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017.
(97)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017.
(98)	Previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017.
(99)	Previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017.
(100)	Previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017.
(101)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 20, 2017.
(102)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017.
(103)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017.
(104)	Previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017.
(105)	Previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017.
(106)	Previously filed as Exhibit 10.70 to the Company’s Transition Report on Form 10-KT, filed with the SEC on April 12, 2017.
(107)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2017.
(108)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2017.
(109)	Previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on September 19, 2017.
(110)	Previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on September 19, 2017.
(111)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 19, 2017.
(112)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 19, 2017.
(113)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2018.
(114)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2018.

(115)	Previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2018.
(116)	Previously filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 19, 2017.
(117)	Previously filed as an exhibit to the Company’s Form 8-K filed with the SEC on July 5, 2018
(118)	Previously filed as an exhibit to the Company’s Form 8-K filed with the SEC on July 5, 2018
(119)	Previously filed as an exhibit to the Company’s Form 8-K filed with the SEC on July 5, 2018
(120)	Previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018
(121)	Previously filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018
(122)	Previously filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018
(123)	Previously filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018
(124)	Previously filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018
(125)	Previously filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018
(126)	Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 15, 2018
(127)	Previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 15, 2018
(128)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 16, 2018.

Staffing 360 Solutions, Inc.

By:	/s/ Brendan Flood
Name: Brendan Flood
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brendan Flood and David Faiman, and each of them, with full power to act alone and without the others, his true and lawful attorneys-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorneys-in-fact executing the same deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brendan Flood	Chairman, Chief Executive Officer and Director (principal executive officer)	November 16, 2018
Brendan Flood

/s/ David Faiman	Chief Financial Officer, Secretary and Treasurer (principal financial and principal accounting officer)	November 16, 2018
David Faiman

/s/ Dmitri Villard	Director	November 16, 2018
Dmitri Villard

/s/ Nicholas Florio	Director	November 16, 2018
Nicholas Florio

/s/ Jeff Grout	Director	November 16, 2018
Jeff Grout

/s/ Alicia Barker	Director	November 16, 2018
Alicia Barker